EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Registration Statements of iCAD, Inc. and subsidiaries on Forms S-8, (No. 333-201874, 333-187660, 33-72534, No. 333-99973, No. 333-119509, No. 333-139023, No. 333-144671 No. 333-161959 and No. 333-211656), and on Forms S-3, (No. 333-169716, 333-176777 and 333-178952), of our report dated March 30, 2018, relating to the consolidated financial statements of iCAD, Inc. and subsidiaries as of December 31, 2017, which appears in this Annual Report on Form 10-K.

                                     /s/ BDO USA, LLP

Boston, Massachusetts

March 30, 2018